SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 1999

                               TULTEX CORPORATION
             (Exact name of registrant as specified in its charter)


Virginia                                    1-8016                              54-0367896
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(State or other jurisdiction                Commission File                     IRS Employer
of incorporation)                           Number                              Identification No.


101 Commonwealth Boulevard, P. O. Box 5191, Martinsville, Virginia              24115
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(Address of principal executive offices)                                        (Zip Code)


Registrant's telephone number, including area code   540-632-2961
                                                     ------------

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ITEM 5.   OTHER EVENTS.

See the following press release dated August 13, 1999 announcing the appointment of a new President and Chief Executive Officer.


FOR IMMEDIATE RELEASE

CONTACT: Kim Adkins
         Director of Corporate Communications and Investor Relations
         (540) 632-2961, X3830
         kadkins@tultex.com

         Regina Haynes
         Supervisor-Shareholder Relations/Corporate Secretary
         (540) 632-2961, X3831
         rhaynes@tultex.com



TULTEX CORPORATION ANNOUNCES CEO CHANGE


MARTINSVILLE, VA. (AUGUST 13, 1999)--Tultex Corporation announced that its Board of Directors had appointed O. Randolph Rollins, currently Executive Vice
President and General Counsel, as President and Chief Executive Officer to succeed Charles W. Davies, Jr., who resigned. The appointment of Mr. Rollins is effective immediately.

John M. Franck, Chairman of the Board, said: "Randy Rollins has extensive experience in a wide range of matters that will help Tultex through this challenging period. We are delighted he will be leading the Company during this time."

Mr. Rollins has served as the Company's Executive Vice President and General
Counsel since October 1994. Prior to joining Tultex, Mr. Rollins was a partner with the Richmond, Virginia, law firm of McGuire, Woods, Battle & Boothe. From
1990 to 1994, he served in the cabinet of former Virginia Governor L. Douglas
Wilder including two years as Secretary of Public Safety. He is a Phi Beta Kappa graduate of Duke University and Duke Law School.

Mr. Davies has been CEO of the Company since 1995 and has more than 25 years of experience in the apparel manufacturing industry. Mr. Davies said, "This is the right time for a change for both the Company and for me personally. I believe the Company needs a new leader and I fully support Randy and the Board."

 "Chuck Davies has made significant contributions to Tultex over the years. We have worked together closely during that time and share the same passion for the Company's success. Chuck has been a key force in leading our efforts to modernize operations and improve productivity in this extremely competitive industry. We appreciate his contributions and wish him the best in his future endeavors," said Mr. Franck.

The Company also announced that the Board's Executive Compensation Committee had accepted on August 5, 1999, the resignation submitted by James M. Chriss. Mr.
Chriss joined the Company as President in May 1999.

The Company also announced that at its regularly scheduled meeting yesterday, the Board of Directors elected Robin H. Gehman as Corporate Controller and
Clifford F. Campbell as Treasurer.

Mr. Gehman joined Tultex as Treasurer in June 1997.  Prior to joining the
Company, he was Vice President of Finance for Bassett-Walker, Inc.  He has more
than 18 years of experience in the textile business.   Mr. Gehman earned his
bachelor's degree in Accounting from Penn State University.

Mr. Campbell has nearly 18 years of experience in accounting and financial management. His most recent position was Vice President and Treasurer of Pluma, Inc., in Eden, N.C. Previously, he was a Partner with Butler & Burke, Certified
Public Accountants in Winston-Salem, N.C. Mr. Campbell joined the Company on
August 2, 1999. He is a graduate from Wake Forest University with a degree in Accounting and is a member of the American Institute of Certified Public
Accountants and the North Carolina Association of Certified Public Accountants.

Tultex Corporation (NYSE: TTX) is a consumer-oriented marketer, manufacturer and distributor of activewear. Its premium brands, Discus Athletic(R) and Track
Gear(R), are sold through department stores, sporting goods stores and specialty chains. Products also are sold with the Tultex(R) label.

CERTAIN OF THE INFORMATION CONTAINED IN THIS NEWS RELEASE CONTAINS
"FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES
ACT OF 1933 AND SECTION 21E OF THE EXCHANGE ACT. IMPORTANT FACTORS THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS
INCLUDE THE FINANCIAL STRENGTH OF THE RETAIL INDUSTRY, THE LEVEL OF CONSUMER
SPENDING ON APPAREL, THE COMPANY'S ABILITY TO PROFITABLY AND TIMELY SATISFY
CUSTOMER DEMAND FOR ITS PRODUCTS, THE COMPETITIVE PRICING ENVIRONMENT WITHIN THE
APPAREL INDUSTRY, THE COMPANY'S SUBSTANTIAL LEVERAGE AND THE RESTRICTIVE
COVENANTS IN ITS BORROWING DOCUMENTS, THE COMPANY'S ABILITY TO COMPLY WITH
FINANCIAL COVENANTS UNDER ITS BORROWING DOCUMENTS, ESPECIALLY ITS ABILITY TO
GENERATE SUFFICIENT EARNINGS TO SATISFY THE EBITDA AND FIXED CHARGE COVERAGE
COVENANTS, THE WILLINGNESS OF THE COMPANY'S LENDERS TO WAIVE ANY FUTURE
VIOLATIONS OF FINANCIAL COVENANTS IN ITS BORROWING DOCUMENTS, FLUCTUATIONS IN
THE PRICE OF COTTON AND POLYESTER USED BY THE COMPANY IN THE MANUFACTURE OF ITS
PRODUCTS, THE COMPANY'S RELATIONSHIP WITH ITS PARTIALLY UNIONIZED WORKFORCE AND
THE SEASONALITY AND CYCLICALITY OF THE FLEECEWEAR INDUSTRY. SHOULD ONE OR MORE
OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS MAY VARY MATERIALLY
FROM THOSE ESTIMATED, ANTICIPATED OR PROJECTED. ALTHOUGH THE COMPANY BELIEVES
THAT THE EXPECTATIONS REFLECTED BY SUCH FORWARD-LOOKING STATEMENTS WERE OR ARE
REASONABLY BASED ON INFORMATION AVAILABLE TO THE COMPANY AT THE TIME SUCH
STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN THAT SUCH EXPECTATIONS WILL
PROVE TO HAVE BEEN CORRECT. CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS
THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S
EXPECTATIONS ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
YEAR ENDED JANUARY 2, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. ALL
FORWARD-LOOKING STATEMENTS INCLUDED IN THE NEWS RELEASE ARE EXPRESSLY QUALIFIED
IN THEIR ENTIRETY BY THESE CAUTIONARY STATEMENTS.




                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 1999
                                      TULTEX CORPORATION
                                      ------------------
                                      (Registrant)


                              By:     /s/  P.W. Harris
                                      -----------------
                                      P. Woolard Harris
                                      Vice President and Chief Financial Officer